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      NUMBER                             VOID AFTER ______________ , 2005                                          WARRANTS
                                        REDEEMABLE WARRANT CERTIFICATE TO
TW                                      PURCHASE ONE SHARE OF COMMON STOCK

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                                                   [LOGO]

                                       TRUEVISION INTERNATIONAL, INC.
                             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

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                                                W A R R A N T                                                  CUSIP 897874  11  1


THIS CERTIFIES THAT:






, FOR VALUE RECEIVED

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or registered assigns (the "Registered Holder") is the owner                 Each Warrant represented hereby is exercisable at
of the number of Redeemable Warrants (the "Warrants")                   the option of the Registered Holder, but no fractional
specified above. Each Warrant initially entitles the                    interests will be issued. In the case of the exercise of
Registered Holder to purchase, subject to the terms and                 less than all the Warrants represented hereby, the
conditions set forth in this Certificate and the Warrant                Company shall cancel this Warrant Certificate upon the
Agreement (as hereinafter defined), one fully                           surrender hereof and shall execute and deliver a
paid and nonassessable share of Common Stock of                         new Warrant Certificate or Warrant Certificates of like
TrueVision International, Inc., a Delaware corporation                  tenor, which the Warrant Agent shall countersign, for the
(the "Company"), at any time between ________________,                  balance of such Warrants.
2001 (the "Initial Warrant Exercise Date") and the                           The term "Expiration Date" shall mean 5:30 p.m. (New
Expiration Date (as hereinafter defined) upon the                       York time) on the date which is forty-eight (48) months
presentation and surrender of this Warrant Certificate                  after the Initial Warrant Exercise Date. If each such
with the Subscription Form on the reverse hereof duly                   date shall in the State of New York be a holiday or a day
executed, at the corporate office of Continental Stock                  on which the banks are authorized to close, then the
Transfer & Trust Company, as Warrant Agent, or its                      Expiration Date shall mean 5:30 p.m. (New York time) on
successor (the "Warrant Agent"), accompanied by payment                 the next following day which in the State of New York is
of $10.50 subject to adjustment (the "Purchase Price"),                 not a holiday or a day on which banks are authorized to
in lawful money of the United States of America in cash                 close.
or by check made payable to the Warrant Agent for the                   The Company shall not be obligated to deliver any
account of the Company.                                                 securities pursuant to the exercise of this Warrant
     This Warrant Certificate and each Warrant                          unless a registration statement under the Securities Act
represented hereby are issued pursuant to and are subject               of 1933, as amended (the "Act"), with respect to such
in all respects to the terms and conditions set forth in                securities is effective or an exemption thereunder is
the Warrant Agreement (the "Warrant Agreement"), dated                  available. The Company has covenanted and agreed that
______________, 2000, between the Company and the Warrant               it will file a registration statement under the Federal
Agent.                                                                  securities laws use its best efforts to cause the same to
     In the event of certain contingencies provided for                 become effective, use its best efforts to keep such
in the Warrant Agreement, the Purchase Price and the                    registration statement current, if required under the
number of shares of Common Stock subject to purchase upon               Act, while any of the Warrants are outstanding, and
the exercise of each Warrant represented hereby are                     deliver a prospectus which complies with Section 10(a)(3)
subject to modification or adjustment.                                  of the Act to the Registered Holder exercising this
                                                                        Warrant. This Warrant shall not be exercisable by a
                                                                        Registered Holder in any state where such exercise would
                                                                        be unlawful.

                                                                                                      (CONTINUED ON REVERSE SIDE)

IN WITNESS WHEREOF, the Company has caused this Unit Certificate to be duly executed, manually or by facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

---------------------------------------------                           COUNTERSIGNED:
                                                                                        CONTINENTAL STOCK TRANSFER & TRUST COMPANY
DATED:                                                                                                             JERSEY CITY, NJ
                                                                                                                     WARRANT AGENT

---------------------------------------------           SEAL            BY:
TRUEVISION INTERNATIONAL, INC.


                                                                                                                 AUTHORIZED OFFICER

                   /S/ FRANK J. SEIFERT                                         /S/ JOHN C. HOMAN
               ---------------------------                                   ------------------------
               FRANK J. SEIFERT, SECRETARY                                   JOHN C. HOMAN, PRESIDENT

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                                               TRUEVISION INTERNATIONAL, INC.
                                                        WARRANT
(CONTINUED FROM FRONT)
     This Warrant Certificate is exchangeable, upon the                by Amex (or the closing bid price, if the Common Stock is
surrender hereof by the Registered Holder at the                       then traded on Nasdaq), shall have equaled or exceeded
corporate office of the Warrant Agent, for a new Warrant               $18.00 per share for any twenty (20) trading days within
Certificate or Warrant Certificates of like tenor                      a period of thirty (30) consecutive trading days ending
representing an equal aggregate number of Warrants, each               on the fifth trading day prior to the Notice of
of such new Warrant Certificates to represent such number              Redemption, as defined below (subject to adjustment in
of Warrants as shall be designed by such Registered                    the event of any stock splits or other similar events).
Holder at the time of such surrender. Upon due                         Notice of redemption (the "Notice of Redemption") shall
presentment and payment of any tax or other charge                     be given not later than the thirtieth day before the date
imposed in connection therewith or incident thereto, the               fixed for redemption, all as provided in the Warrant
registration of transfer of this Warrant Certificate                   Agreement. On and after the date fixed for redemption,
at such office, a new Warrant Certificate or Warrant                   the Registered Holder shall have no rights with respect
Certificates representing an equal aggregate number of                 to the Warrants except to receive the $.10 per Warrant
Warrants will be issued to the transferee in exchange                  upon surrender of this Warrant Certificate.
therefor, subject to the limitations provided in the                        Prior to due presentment for registration of
Warrant Agreement.                                                     transfer hereof, the Company and the Warrant Agent may
     Prior to the exercise of any Warrant represented hereby,          deem and treat the Registered Holder as the absolute
the Registered Holder shall not be entitled to any right               owner hereof and of each Warrant represented hereby
of a stockholder of the Company, including, without                    (notwithstanding any notations of ownership or writing
limitation, the right to vote or to receive dividends or               hereon made by anyone other than a duly authorized
other distributions and shall not be entitled to receive               officer of the Company or the Warrant Agent) for all
any notice of any proceedings of the Company, except as                purposes and shall not be effected by any notice to the
provided in the Warrant Agreement.                                     contrary, except as provided in the Warrant Agreement.
     Subject to the provisions of the Warrant Agreement,                     This Warrant Certificate shall be governed by and
this Warrant may be redeemed at the option of the Company,             construed in accordance with the laws of the State of New
at a redemption price of $0.10 per Warrant, at any time                York without giving effect to conflicts of laws.
commencing after___________________, 2001, provided that                     This Warrant Certificate is not valid unless
the average closing sale price for the Common Stock as reported        countersigned by the Warrant Agent.

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                                                       ASSIGNMENT
                           (To Be Executed by the Registered Holder In Order to Assign Warrants)
                  FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE
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                  (PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints attorney
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to transfer this Warrant Certificate on the books of the Corporation, with full power of substitution in the premises.


Dated:
      -----------------------------------, ------------.               -----------------------------------------------------------
                                                                                                Signature(s)


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               Signature(s) Guaranteed                                      (Social Security or Taxpayer Identification Number)


                                                       SUBSCRIPTION
                          (To Be Executed by the Registered Holder in Order to Exercise Warrants)

     THE UNDERSIGNED REGISTERED HOLDER hereby irrevocably subscribes for _______________ shares of the common stock of the
Company named on the face of this certificate, pursuant and in accordance with the terms and conditions of this Warrant and hereby makes payable of $______________ therefore, and requests that certificates for such securities shall be issued in the
name of:                                                                                    --------------------------------------

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                                                                                            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                                                                                      IDENTIFYING NUMBER

and be delivered to
                    --------------------------------------------------------------------------------------------------------------
                                         (PLEASE PRINT OR TYPE NAME AND ADDRESS)


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and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant
Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:


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                                             (PLEASE PRINT OR TYPE ADDRESS)


Dated:
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                                                                                                Signature(s)


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             Signature(s) Guaranteed                                      (Social Security or Taxpayer Identification Number)

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE
IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR
TRUST COMPANY OR A MEMBER FIRM OF A NATIONAL OR REGIONAL OR OTHER RECOGNIZED STOCK EXCHANGE IN CONFORMANCE WITH A SIGNATURE
GUARANTEE MEDALLION PROGRAM.

STOCK MARKET INFORMATION EXCHANGE
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